UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2020

WELLCARE HEALTH PLANS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8735 Henderson Road, Renaissance One Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	WCG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation, on January 23, 2020 (the “Closing Date”), of the Mergers (as defined below) contemplated by that certain Agreement and Plan of Merger, dated March 26, 2019 (the “Merger Agreement”), by and among Centene Corporation, a Delaware corporation (“Centene”), Wellington Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Centene (“Merger Sub I”), and Wellington Merger Sub II, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Centene (“Merger Sub II”), and WellCare Health Plans, Inc., a Delaware corporation (the “Company”), providing for (i) the merger of Merger Sub I with and into the Company (the “First Merger”), with the Company continuing as the surviving corporation of the First Merger and a direct, wholly owned subsidiary of Centene (the “Surviving Corporation”), and (ii) immediately after the effective time of the First Merger (the “First Effective Time”), the merger of the Surviving Corporation with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving corporation of the Second Merger and a direct, wholly owned subsidiary of Centene.

Item 1.01.	Entry into a Material Definitive Agreement.

On the Closing Date, immediately prior to the consummation of the First Merger, the Supplemental Indentures (as defined below) became operative upon settlement of the related exchange offers commenced by Centene on November 1, 2019 (the “Exchange Offers”). In connection with the Exchange Offers and the related solicitation of consents (the “Consent Solicitations”) from holders of the WellCare Notes (as defined below), the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), entered into certain supplemental indentures (the “Supplemental Indentures”) in respect of the Company’s outstanding 5.25% Senior Notes due 2025 and 5.375% Senior Notes due 2026 (collectively, the “WellCare Notes”). The Supplemental Indentures were entered into following the Company’s receipt of the requisite consents of the holders of the WellCare Notes pursuant to the Consent Solicitations. The Supplemental Indentures amend the respective existing indentures (the “Existing Indentures”) by (i) eliminating the obligation to file with the U.S. Securities and Exchange Commission (the “SEC”) or provide to holders of the WellCare Notes of such series or the trustee under such Existing Indenture annual, quarterly, current or any other reports with respect to the Company, (ii) eliminating substantially all of the restrictive covenants in such Existing Indenture, (iii) eliminating the obligation to offer to repurchase the WellCare Notes of such series with respect to the acquisition by Centene of the Company, (iv) eliminating certain of the events which may lead to an “Event of Default” in such Existing Indentures and (v) eliminating certain restrictions on the Company in such Existing Indentures from consolidating with or merging with or into any other person or selling, assigning, transferring, conveying, leasing, or otherwise disposing of all or substantially all of its properties or assets to any person (collectively, the “Amendments” and each Existing Indenture, as amended by the Amendments, an “Amended Indenture”).

Additionally, in connection with the Second Merger, Merger Sub II and the Trustee entered into certain supplemental indentures to the Amended Indentures pursuant to which Merger Sub II assumed all of the Company’s obligations as the issuer under each of the Amended Indentures and each series of WellCare Notes.

Item 1.02.	Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the completion of the First Merger, the Company paid all amounts owing under the Amended and Restated Credit Agreement, dated as of July 23, 2018 (the “Credit Agreement”), by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, Suntrust Bank, Bank of America, N.A., MUFG Bank, Ltd. and Wells Fargo Bank, National Association, as co-syndication agents and Goldman Sachs Bank USA and U.S. Bank National Association, as co-documentation agents, and the other lenders party thereto (the “Payoff”). In connection with the Payoff, all commitments and obligations under the Credit Agreement were repaid, satisfied and discharged in full.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed the Mergers. At the First Effective Time, each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding as of immediately prior to the First Effective Time (other than any shares of Company Common Stock owned by the Company, any shares of Company Common Stock owned by Centene, Merger Sub I or Merger Sub II, and any shares of Company Common Stock as to which appraisal rights have been properly exercised) was cancelled and converted into the right to receive (i) 3.38 (such ratio, the “Exchange Ratio”) validly issued, fully paid and nonassessable shares of the common stock, par value $0.001 per share, of Centene (“Centene Common Stock”) and (ii) $120.00 in cash, without interest (the “Per-Share Cash Amount” and collectively, the “Merger Consideration”).

At the First Effective Time, each outstanding Company restricted stock unit (each, an “RSU”) that was granted in or prior to 2017 and each outstanding RSU held by a non-employee director (regardless of when granted), whether vested or unvested, was cancelled and converted into the right to receive the Merger Consideration. Additionally, at the First Effective Time, each other outstanding RSU, whether vested or unvested, was converted into a restricted stock unit relating to a number of shares of Centene Common Stock equal to the number of shares of Company Common Stock subject to the RSU multiplied by the sum of (i) the Exchange Ratio, plus (ii) the quotient of the Per-Share Cash Amount divided by the volume weighted average sale price of Centene Common Stock for the ten (10) full consecutive trading days ending on and including the business day prior to the First Effective Time (the “Stock Award Exchange Ratio”) and otherwise subject to the same terms and conditions (including the vesting schedule and termination-related vesting provisions) applicable immediately prior to the First Effective Time.

At the First Effective Time, each outstanding Company performance stock unit (“PSU”) that was granted in or prior to 2017, whether vested or unvested, was cancelled and converted into the right to receive the Merger Consideration, with any outstanding performance criteria with respect to such PSUs measured at the First Effective Time based on actual performance through the First Effective Time. Further, at the First Effective Time, each other outstanding PSU, whether vested or unvested, was converted into a restricted stock unit subject to the same terms and conditions (including the time-based vesting schedule and termination-related vesting provisions applicable immediately prior the First Effective Time, provided that the performance-based vesting conditions will no longer apply), and relating to a number of shares of Centene Common Stock equal to the Stock Award Exchange Ratio multiplied by (i) for PSUs subject to total shareholder return performance criteria granted in 2018 or thereafter and for each other PSU granted in 2018, a number of shares of Company Common Stock determined based on actual performance through the First Effective Time and (ii) for each other PSU granted in 2019 or thereafter, a number of shares of Company Common Stock based on the achievement of the applicable performance metrics at the target level of performance.

The aggregate Merger Consideration was approximately $6.079 billion in cash and $11.43 billion in shares of Centene Common Stock (based on the closing price of shares of Centene’s common stock on the New York Stock Exchange on January 22, 2020). Centene financed the cash portion of the Merger Consideration with the net proceeds from a notes offering.

The foregoing description of the Merger Agreement, the Mergers and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 27, 2019 and is incorporated by reference into this Item 2.01.

The information set forth in the Introductory Note and the disclosure regarding the Mergers and the Merger Agreement under Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting for Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the closing of the First Merger, the Company notified the New York Stock Exchange (the “NYSE”) that the First Merger had been consummated and that, at the First Effective Time, each Company Common Stock (other than any shares of Company Common Stock owned by the Company, any shares of Company Common Stock owned by Centene, Merger Sub I or Merger Sub II, and any shares of Company Common Stock as to which appraisal rights have been properly exercised) issued and outstanding as of immediately prior to the First Effective Time was cancelled and converted into the right to receive the Merger Consideration. In addition, the Company requested that the NYSE delist the Company Common Stock, and, as a result, trading of Company Common Stock, which trades under the ticker symbol “WCG” on the NYSE, was suspended following the close of trading on January 23, 2020.  The Company also requested that the NYSE file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Company Common Stock from the NYSE and the deregistration of the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company intends to file a Form 15 with the SEC requesting the termination of the registration of Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

At the First Effective Time, as a result of the First Merger, each holder of Company Common Stock issued and outstanding immediately prior to the First Effective Time ceased to have any rights as shareholders of the Company (other than the right (other than any shares of Company Common Stock owned by the Company, any shares of Company Common Stock owned by Centene, Merger Sub I, Merger Sub II, and any shares of Company Common Stock as to which appraisal rights have been properly exercised) to receive the Merger Consideration).

On the Closing Date, immediately prior to the consummation of the First Merger, Centene completed its previously announced Exchange Offers and the Consent Solicitations to adopt the Amendments to the Existing Indentures. Pursuant to the Exchange Offers, the aggregate principal amounts to the WellCare Notes set forth below were tendered and subsequently accepted. Such accepted WellCare Notes were retired and cancelled and will not be reissued. Following such cancellation, the aggregate principal amounts of the WellCare Notes set forth below remains outstanding.

Series of WellCare Notes	Aggregate Principal Amount Tendered and Accepted	Aggregate Principal Amount Outstanding Following Settlement
5.25% Senior Notes due 2025	$1,145,791,000	$54,209,000
5.375% Senior Notes due 2026	$747,218,000	$2,782,000

The information set forth in the Introductory Note and under Items 1.01, 2.01, 3.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the First Merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Centene.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

At the First Effective Time, pursuant to the terms of the Merger Agreement, Richard C. Breon, Kenneth A. Burdick, Amy Compton-Phillips, H. James Dallas, Kevin F. Hickey, Bobby Jindal, Christian P. Michalik, William L. Trubeck and Kathleen E. Walsh ceased serving as the directors of the Company, and Michael Neidorff, Jeffrey Schwaneke and Christopher Koster, the directors of Merger Sub I, became directors of the Surviving Corporation.

Officers

At the First Effective Time, pursuant to the terms of the Merger Agreement, all of the officers of the Company ceased to be officers of the Company, and Michael Neidorff, Jeffrey Schwaneke and Christopher Koster, the officers of Merger Sub I immediately prior to the First Effective Time, became officers of the Surviving Corporation.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Immediately following the First Effective Time, the certificate of incorporation of the Surviving Corporation was amended and restated in its entirety. A copy of such amended and restated certificate of incorporation of the Surviving Corporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Immediately following the First Effective Time, the bylaws of the Surviving Corporation were amended and restated in their entirety. A copy of such amended and restated bylaws of the Surviving Corporation are attached hereto as Exhibit 3.2 and is incorporated herein by reference.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of March 26, 2019, by and among Centene Corporation, WellCare Health Plans, Inc., Wellington Merger Sub I, Inc. and Wellington Merger Sub II, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on March 27, 2019)

3.1	Amended and Restated Certificate of Incorporation of WellCare Health Plans, Inc.
3.2	Amended and Restated Bylaws of WellCare Health Plans, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2020	WELLCARE HEALTH PLANS, INC.

/s/ Jeffrey Schwaneke
Jeffrey Schwaneke
Treasurer